As filed with the Securities and Exchange Commission on March 29 , 2019

Registration No. 333-152326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

(Post-Effective Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROYAL ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3480036
(State of Incorporation)	(IRS Employer ID No.)

56 Broad Street, Suite 2, Charleston, SC 29401

(843) 900-7693

(Address and Telephone Number of Principal Executive Offices)

Royal Energy Resources, Inc. 2008 Stock Option Plan

(Full title of the plan)

Richard Boone, Chief Executive Officer

Royal Energy Resources, Inc.

56 Broad Street, Suite 2

Charleston, SC 29401

(843) 900-7693

(Name and address of agent for service)

COPIES TO:

Robert J. Mottern, Esq.

Davis Gillett Mottern & Sims, LLC

1230 Peachtree Street, N.E., Suite 2445

Atlanta, Georgia 30309

Telephone: (404) 607-6933

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement of Royal Energy Resources, Inc. (the “Company”) on Form S-8 (the “Registration Statement”), Registration No. 333-152326, registering 4,000,000 shares of Common Stock to be issued under the Company’s 2008 Stock Option Plan.

The Company has adopted a Stock Option Plan in 2015, and has ceased offering stock options under the 2008 Option Plan. The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement, pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statement. The Company has terminated all offerings of securities pursuant to the Registration Statement. The Company hereby removes from registration all shares of Common Stock registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on March 29 , 2019.

ROYAL ENERGY RESOURCES, INC.

Date: March 29 , 2019	/s/ Richard A. Boone
By: Richard A. Boone, Chief Executive Officer